                                 EXHIBIT 4.3

                               SECURITY AGREEMENT


                                     among


                         AES CHINA GENERATING CO. LTD.,




                             BANKERS TRUST COMPANY,
                                   as Trustee


                                      and


                             BANKERS TRUST COMPANY,
                              as Collateral Agent




                         ______________________________


                         Dated as of December  __, 1996

                         ______________________________

                               TABLE OF CONTENTS

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
                                       ARTICLE 1
                                      DEFINITIONS

SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.02.  Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
SECTION 1.03.  Generic Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

                                       ARTICLE 2
                                     THE COLLATERAL

SECTION 2.01.  Grant of Security Interest in the Collateral  . . . . . . . . . . . . . . . . . . . . . 4
SECTION 2.02.  Priority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 2.03.  The Secured Party's Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 2.04.  No Transfer of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 2.05.  Perfection of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 2.06.  Maintenance of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
SECTION 2.07.  Termination Date and Release of Rights  . . . . . . . . . . . . . . . . . . . . . . . . 8

                                       ARTICLE 3
                                THE COLLATERAL ACCOUNTS

SECTION 3.01.  Establishment of the Collateral Accounts  . . . . . . . . . . . . . . . . . . . . . . . 8
SECTION 3.02.  Deposits in the Collateral Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . 9
SECTION 3.03.  Maintenance of the Debt Service Reserve Account . . . . . . . . . . . . . . . . . . . . 9
SECTION 3.04.  Investment of Funds in the Collateral Accounts  . . . . . . . . . . . . . . . . . . .  10
SECTION 3.05.  General Provisions Regarding the Collateral Accounts  . . . . . . . . . . . . . . . .  11
SECTION 3.06.  Distributions from the Debt Service Reserve Account . . . . . . . . . . . . . . . . .  12
SECTION 3.07.  Distribution from the Special Proceeds Account. . . . . . . . . . . . . . . . . . . .  12

                                       ARTICLE 4
                                COVENANTS OF THE COMPANY

SECTION 4.01.  Preservation of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 4.02.  Opinions as to Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 4.03.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 4.04.  Waiver of Stay or Extension Laws; Marshaling of Assets  . . . . . . . . . . . . . . .  14
SECTION 4.05.  Noninterference, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 4.06.  Company Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                       ARTICLE 5
                     REMEDIES ON OCCURRENCE OF AN INDENTURE DEFAULT

SECTION 5.01. Liquidation and Sale of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                                                                     PAGE
                                                                                                     ----
SECTION 5.02.  Waiver of an Indenture Default  . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 5.03.  Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 5.04.  No Remedy Exclusive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                       ARTICLE 6
                                   THE SECURED PARTY

SECTION 6.01.  Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 6.02.  Secured Party's Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 6.03.  Degree of Care  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                       ARTICLE 7
                                  THE COLLATERAL AGENT

SECTION 7.01.  Appointment and Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 7.02.  Performance of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 7.03.  Limitation on Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 7.04.  Reliance upon Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 7.05.  Successor Collateral Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 7.06.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 7.07.  Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 7.08.  Representations and Warranties of the Collateral Agent  . . . . . . . . . . . . . . .  22
SECTION 7.09.  Waiver of Set-offs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                       ARTICLE 8
                                     MISCELLANEOUS

SECTION 8.01.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 8.02.  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 8.03.  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 8.04.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 8.05.  Notices; Payments and Transfers of Funds  . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 8.06.  Terms of this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 8.07.  Assignment; Third-Party Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 8.08.  Consent of Secured Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 8.09.  Trial by Jury Waived  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 8.10.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 8.11.  Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 8.12.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 8.13.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

         SECURITY AGREEMENT, dated as of December __, 1996, among AES China Generating Co. Ltd., a corporation organized under the laws of Bermuda (the "Company"), Bankers Trust Company, a New York banking corporation, in its capacity as Trustee (as defined below) under the Indenture (as defined below), and Bankers Trust Company, a New York banking corporation, in its capacity as collateral agent (the "Collateral Agent").

                                R E C I T A L S

         WHEREAS, the Company proposes to issue U.S.$180,000,000 aggregate principal amount of its ___% Notes due 2006 (the "Notes");

         WHEREAS, the Notes are being issued pursuant to an Indenture, dated as of the date hereof (as amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and Bankers Trust Company, as trustee (together with its permitted successors thereunder and any successor trustee appointed pursuant to the provisions thereof, the "Trustee");

         WHEREAS, as security for the payment and performance of all of the obligations of the Company now or hereafter existing under this Agreement, the Notes and the Indenture, the Company has agreed to grant a security interest in all of its right, title and interest in and to the Collateral (as defined herein) on the terms and conditions set forth herein.

                              A G R E E M E N T S

         NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree for the benefit of the Trustee on behalf of the Noteholders as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         SECTION 1.01. Definitions. Capitalized terms used herein without definition are used as defined in the Indenture. In addition, the following terms shall have the following meanings:

         "APPROVED DEPOSITARY" means The Depository Trust Company and its successors.

         "AUTHORIZED OFFICERS" means (i) with respect to the Company, Authorized Officers as defined in the Indenture and (ii) with respect to the Trustee or the Collateral Agent, Trust Officers as defined in the Indenture.

         "CLOSING DATE" means December __, 1996.

         "COLLATERAL ACCOUNTS" means the Debt Service Reserve Account and the Special Proceeds Account.

         "COLLATERAL AGENT" means Bankers Trust Company in its capacity as collateral agent on behalf of the Secured Party, including its successors in interest, until a successor Person shall have become the Collateral Agent pursuant to Section 7.05, and thereafter "Collateral Agent" shall mean such successor Person.

         "COLLATERAL MANAGEMENT RIGHTS" means the powers and rights granted to the Secured Party in Section 6.02.

         "DEBT PAYMENT RESERVE" means, on any date, an amount equal to the aggregate amount of interest due and payable on the Notes on the next succeeding Interest Payment Date.

         "DOLLAR," "DOLLAR" and "$" means the lawful currency of the United States.

         "ELIGIBLE ACCOUNT" means a Dollar denominated demand deposit account that (i) is maintained with a depository institution or trust company, the principal offices of which are located in the Borough of Manhattan, The City and State of New York, and which is organized and existing under the laws of the United States or the State of New York and subject to supervision and examination by U.S. federal or New York State banking authorities and the long-term unsecured debt obligations of which are assigned a rating of "A-" or higher by S&P and "A3" or higher by Moody's or the short-term unsecured debt obligations of which are assigned a rating of "A-1" by S&P and "P-1" by Moody's or (ii) is a segregated Dollar denominated trust account with the Collateral Agent.

         "ENFORCEMENT EXPENSES" means all reasonable costs, expenses, attorneys' fees and disbursements, accountants' fees and disbursements, fees and disbursements of financial and technical advisors and all other sums expended or incurred by the Collateral Agent in connection with the exercise of any duty, obligation, right, power, option, privilege or remedy under this Agreement, including, without limitation, in connection with (i) the protection or preservation of any Collateral, (ii) any action, litigation or proceeding relating to any of the Collateral, and (iii) the foreclosure on, and acquisition or sale of, the Collateral or any portion thereof.

         "INDENTURE DEFAULT" means "EVENT OF DEFAULT" as defined in the Indenture.

         "INTERIM RESERVE" means an amount equal to all scheduled payments of interest on the Notes due and payable on or prior to July __, 1998.

         "LIQUIDATION PROCEEDS" means all cash or other property received by the Collateral Agent (without making any deduction for Enforcement Expenses) which represents proceeds from the sale or other disposition of any of the Collateral.

         "NOTEHOLDER" means the registered holder of any Note pursuant to the terms thereof and the Indenture.

         "PAYMENT DATE" means any date on which interest on the Notes is due and payable.

         "PRC" means the Peoples's Republic of China.

         "SECURED PARTY" means the Trustee, acting for the benefit of the Noteholders, the Trustee in its individual capacity and the Collateral Agent, as their respective interests may appear.

         "SECURITY INTEREST" means the Lien on and security interest in the Collateral granted pursuant to Section 2.01(a).

         "TERMINATION DATE" means the earlier of (i) the date on which all amounts payable on the Notes and pursuant to the Indenture and this Agreement have been paid in full and (ii) the date on which the Company shall have satisfied the provisions of Section 7.03 or 7.04 of the Indenture.

         "U.S." or "UNITED STATES" means the United States of America.

         "UNCERTIFICATED U.S. GOVERNMENT SECURITY" means any Dollar Permitted Investment which is issued in the form of an entry made on the records of a Federal Reserve Bank.

SECTION 1.02.  Other Definitions.

         Terms                                                                                              Defined in Section
         -----                                                                                              ------------------
         Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Collateral Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
         Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
         Debt Service Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.01
         Dollar Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.04
         Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
         Maturing Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.04
         Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
         Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.05
         Secured Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.03
         Secured Party's Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.03
         Special Proceeds Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.01
         Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals

         SECTION 1.03. Generic Terms. The terms "hereof," "herein" or "hereunder," unless otherwise modified by more specific reference, shall refer to this Agreement in its entirety. Unless otherwise indicated in context, the terms "Article" or "Section" shall refer to an Article or Section of this Agreement. The definition of a term shall include the singular, the plural, the past, the present, the future, the active and the passive forms of such term.

                                   ARTICLE 2
                                 THE COLLATERAL

         SECTION 2.01.  Grant of Security Interest in the Collateral.

         (a) In order to secure the full and punctual payment of, and the performance of all of the Secured Obligations owing from time to time to the Secured Party in accordance with the terms thereof, the Company hereby assigns, grants, pledges, transfers and conveys to the Collateral Agent, on behalf of and for the benefit of the Secured Party, all of its right, title and interest, including, to the fullest extent permitted by law, all rights, powers and options (but none of the obligations, except to the extent required by law) in and to, and hereby grants to the Collateral Agent, on behalf of and for the benefit of the Secured Party a lien on, and security interest in, all of such party's right, title and interest in and to the following assets (all being collectively referred to as the "Collateral"):

                     (i) the Collateral Accounts and all amounts on deposit therein at any time, including all amounts deposited therein on the Closing Date;

                    (ii) all of the Company's right, title and interest in and to investments (including Dollar Permitted Investments) made with proceeds of the property described in clause
         (i) above or made with amounts on deposit in the Collateral Accounts;
         and

                   (iii) all distributions, revenues, products, substitutions, benefits, profits and proceeds, in whatever form, of any of the foregoing including, without limitation, any monies, agreements or securities received by the Collateral Agent in accordance with Section 7.02 or 7.03 of the Indenture.

         (b) In order to effectuate the provisions and purposes of this Agreement, including the perfection of the Security Interest in the Collateral granted pursuant to Section 2.01(a), the Company shall take such steps as are necessary or reasonably requested by the Collateral Agent or the Secured Party for the preservation, protection, perfection, maintenance or continuation of such Security Interest, including, but not limited to, the execution and filing of appropriate financing statements or notices regarding the granting of a Lien on the Collateral in the United States, Hong Kong, the PRC or Bermuda.

         SECTION 2.02. Priority. The Company intends the Security Interest in favor of the Secured Party to be prior to all other Liens in respect of the Collateral and will take all actions necessary to obtain and maintain, in favor of the Collateral Agent, for the benefit of the Secured Party, a first priority lien on, and a first priority perfected security interest in, the Collateral. Subject to the provisions hereof specifying the rights and powers of the Secured Party from time to time to control certain specified matters relating to the Collateral, the Secured Party shall have all of the rights, remedies and resources with respect to the Collateral afforded a secured party under the Uniform Commercial Code of the State of New York and all other applicable law in addition to, and not in limitation of, the other rights, remedies and recourse granted to the Secured Party by this Agreement or any other law relating to the creation and perfection of liens on, and security interests in, the Collateral.

         SECTION 2.03. The Secured Party's Interest. The "Secured Party's Interest" shall mean the interest of the Trustee in the Collateral, to secure the full and punctual payment of all amounts from time to time owing by the Company to the Noteholders, the Trustee and the Collateral Agent, and the performance by the Company of all of its other obligations from time to time owing to the Noteholders, the Trustee, and the Collateral Agent under this Agreement, the Notes and the Indenture (collectively, the "Secured Obligations") including, without duplication, the following:

         (a) the payment of the principal of the Notes, together with all interest and Additional Amounts, if any, thereon and any other amounts payable with respect thereto as provided therein or in the Indenture;

         (b) the payment of all other amounts payable to, and the performance of all other obligations owing to, the Noteholders, the Trustee and the Collateral Agent pursuant to the terms of this Agreement, the Notes and the Indenture, including, without limitation, all reasonable costs, expenses, attorneys' fees and disbursements, accountants' fees and disbursements and other sums, fees and disbursements expended or incurred by the Trustee or any of its officers, directors, employees or agents (including the Collateral Agent) in connection with the exercise by the Trustee or any such officers, directors, employees or agents, pursuant to this Agreement, the Notes or the Indenture, of any duty, obligation, right, power, option, privilege or remedy as collateral assignee of the Collateral, hereunder or under the Notes, to the extent not previously recovered by the Trustee, including, without limitation, all reasonable attorneys' fees and expenses and all other reasonable and necessary amounts paid or advanced from time to time by the Trustee or any of its agents (A) in connection with (1) the protection or preservation of the Security Interest, (2) the enforcement of any rights or remedies hereunder or under the Notes and (3) any action, litigation or proceeding relating to this Agreement or the Notes, or the Collateral or any portion thereof; and (B) by reason of or in connection with the acquisition, ownership or sale of the Collateral or any portion thereof.

         The Secured Party's Interest, and all right, title and interest of the Secured Party in, to and under the Collateral and this Agreement shall continue until terminated pursuant to Section 2.07.

         SECTION 2.04. No Transfer of Duties. The Security Interest is granted as security only and shall not impose any obligation on the Secured Party or the Collateral Agent to perform or observe any term, covenant, condition or agreement of the Company herein or with respect to any of the Collateral or impose any liability on the Secured Party or the Collateral Agent for any act or omission on the part of the Company relating hereto or thereto or for any breach of any representation or warranty on the part of the Company contained herein or therein or made in connection herewith or therewith.

         SECTION 2.05.  Perfection of Security Interest.

         (a) Upon each investment of funds in the Collateral Accounts in Dollar Permitted Investments which consist of Uncertificated U.S. Government Securities, the Collateral Agent shall cause such Uncertificated U.S. Government Securities to be held by the Collateral Agent as Collateral under this Agreement.

         (b) Upon each investment of funds in the Collateral Accounts in Dollar Permitted Investments other than Uncertificated U.S. Government Securities or securities which have been deposited with an Approved Depositary, the Collateral Agent shall (i) cause the securities or other instruments evidencing such Dollar Permitted Investments (A) in the case of instruments, to be issued in the name of the Collateral Agent or its nominee and (B) to be delivered to the Collateral Agent either in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, to be held by the Collateral Agent as Collateral under this Agreement, and (ii) in the case of any Dollar Permitted Investment described in clause (c) of the definition thereof, (A) cause the securities underlying such obligation to be delivered to the Collateral Agent either in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, to be held by the Collateral Agent as Collateral under this Agreement, and (B) notify the counterparty to such obligation that such obligation is subject to the Lien of this Agreement.

         (c) Upon each investment of funds in the Collateral Accounts in Dollar Permitted Investments which have been deposited with an Approved Depositary, the Collateral Agent shall cause the Approved Depositary to make appropriate entries to the account of the Collateral Agent on the books of such Approved Depositary to reflect the transfer of all securities which have been deposited with such Approved Depositary to the Collateral Agent and to deliver to the Collateral Agent a written confirmation of the book-entry transfer of such securities into such account, to be held by the Collateral Agent as Collateral under this Agreement.

         (d) If required for the validity or perfection of the Security Interest herein, on or prior to the Closing Date, the Company shall file in Bermuda any registration statements that are necessary in connection with the execution and delivery of this Agreement and the granting and perfection of the Security Interest hereunder. The Company shall promptly notify the Collateral Agent of any filings made pursuant to this Section 2.05(d) and deliver to the Collateral Agent copies of such filings pursuant to the notice provisions set forth in Section 8.05.

         SECTION 2.06.  Maintenance of Collateral.

         (a) Safekeeping by the Collateral Agent. The Collateral Agent agrees to maintain all Collateral received by it and all records and documents relating thereto at the office of the Collateral Agent specified in Section
8.05. The Collateral Agent shall keep all Collateral and documentation related thereto in its possession separate and apart from all other property that it is holding in its possession and from its own general assets and shall maintain accurate records pertaining to the Dollar Permitted Investments, the Collateral Accounts and all other Collateral in such a manner as shall enable the Secured Party and the Company to verify the accuracy of such record keeping. The Collateral Agent's books and records shall at all times show that the Collateral in its possession is held by the Collateral Agent as agent of the Secured Party and is not the property of the Collateral Agent. The Collateral Agent will promptly report to the Trustee and the Company any failure on its part to hold the Collateral as provided in this subsection 2.06(a) and will promptly take appropriate action to remedy any such failure.

         (b) Access. The Collateral Agent shall permit each of the Company and the Trustee, or its duly authorized representatives, attorneys, auditors or designees, to inspect the Collateral in the possession of or otherwise under the control of the Collateral Agent pursuant hereto at such reasonable times during normal business hours as the Company or the Trustee may reasonably request with prior written notice.

         SECTION 2.07. Termination Date and Release of Rights. On the Termination Date, the rights, remedies, powers, duties, authority and obligations conferred on the Collateral Agent and the Secured Party pursuant to this Agreement shall terminate and be of no further force and effect, and all rights, remedies, powers, duties, authority and obligations of the Collateral Agent and the Secured Party with respect to the Collateral shall be automatically released. On the Termination Date, the Collateral Agent and the Trustee will, at the expense of the Company, (i) execute such instruments of transfer and release, in recordable form if necessary, in favor of the Company as the Company may reasonably request, (ii) deliver any Collateral in its possession to the Company or its designee, and (iii) otherwise transfer and release the lien of this Agreement and transfer and release and deliver to the Company or its designee the Collateral.

                                   ARTICLE 3
                            THE COLLATERAL ACCOUNTS

         SECTION 3.01.  Establishment of the Collateral Accounts.

         (a) Debt Service Reserve Account. The Collateral Agent shall, on or prior to the Closing Date, establish, in the Borough of Manhattan, The City and State of New York, a segregated account, which shall be an Eligible Account, designated "Debt Service Reserve Account - Bankers Trust Company, as Collateral Agent under the Security Agreement dated as of December __, 1996 with AES China Generating Co. Ltd., et al." (the "Debt Service Reserve Account"). The Collateral Agent shall not commingle funds in the Debt Service Reserve Account with any other moneys and shall hold all moneys deposited from time to time in the Debt Service Reserve Account and all investments made with such moneys as part of the Collateral.

         (b) Special Proceeds Account. Prior to the delivery to it by the Company of any Special Proceeds, the Collateral Agent shall establish, in the Borough of Manhattan, The City and State of New York, a segregated account, which shall be an Eligible Account, designated "Special Proceeds Account -Bankers Trust Company, as Collateral Agent under the Security Agreement dated as of December __, 1996 with AES China Generating Co. Ltd., et al." (the "Special Proceeds Account"). The Collateral Agent shall not commingle funds in the Special Proceeds Account with any other moneys and shall hold all moneys deposited in the Special Proceeds Account and all investments made with such moneys as part of the Collateral.

         SECTION 3.02.  Deposits in the Collateral Accounts.

         (a) On the Closing Date, the Company shall transfer to the Collateral Agent from the net proceeds of the sale of the Notes for deposit by the Collateral Agent in the Debt Service Reserve Account an amount equal to the Interim Reserve and the Debt Payment Reserve. Thereafter, the Collateral Agent shall deposit in the Debt Service Reserve Account all interest, principal and premium payments from Dollar Permitted Investments made by the Collateral Agent with respect to the Collateral held in the Debt Service Reserve Account.

         (b) The Company shall transfer an amount equal to Special Proceeds to the Collateral Agent for deposit in the Special Proceeds Account. If the Company receives any Special Proceeds, such proceeds shall be deemed to have been received in trust for the benefit of the Collateral Agent and shall be transferred to the Collateral Agent for deposit in the Collateral Accounts as soon as practicable. Thereafter, the Collateral Agent shall deposit in the Special Proceeds Account all interest, principal and premium payments from Dollar Permitted Investments made by the Collateral Agent with respect to the Collateral held in the Special Proceeds Account.

         SECTION 3.03. Maintenance of the Debt Service Reserve Account. From the Closing Date until July __, 1998, the Company shall maintain on deposit with the Collateral Agent an amount in the Debt Service Reserve Account in Dollars at least equal to the sum of (i) the Interim Reserve, less the aggregate amount of interest paid to Holders on all prior Interest Payment Dates, and (ii) the Debt Payment Reserve. After July__, 1998, and on or prior to the Stated Maturity of the Notes, the Company shall be required to maintain on deposit in the Debt Service Reserve Account an amount in Dollars at least equal to the Debt Payment Reserve except that if funds in the Debt Service Reserve Account have been withdrawn by the Collateral Agent and paid to the Trustee to pay interest due on any Interest Payment Date, the Company shall have a period of 90 days after any Interest Payment Date to make additional deposit into the Debt Service Reserve Account such that the balance on deposit therein is at least equal to the Debt Payment Reserve.

         SECTION 3.04.  Investment of Funds in the Collateral Accounts.

         (a) So long as no Indenture Default shall have occurred and be continuing, all funds in the Collateral Accounts shall be invested and reinvested by the Collateral Agent in Dollar Permitted Investments in accordance with written instructions given to the Collateral Agent by the Company or, in the absence of such instructions, in the types of obligations as set forth in clause (a) of the definition of "Dollar Permitted Investments" in the Indenture, provided, however, that if any Indenture Default shall have occurred and be continuing, the Collateral Agent shall invest funds in the Collateral Accounts in Dollar Permitted Investments only in accordance with the written instructions of the Trustee. If no written direction with respect to the Collateral Accounts is received by the Collateral Agent during any period in which an Indenture Default has occurred and is continuing, investment of funds in the Collateral Accounts shall be made in the types of Dollar Permitted Investments that were held by the Collateral Agent immediately prior to the occurrence of such Indenture Default. All income or other gain from the investment of moneys deposited in each Collateral Account shall be deposited in such Collateral Account immediately upon receipt, and any loss resulting from the investment of moneys deposited in either Collateral Account shall be charged to such Collateral Account. Each investment made in the Debt Service Reserve Account pursuant to this Section 3.04(a) on any date shall mature not later than the Payment Date next succeeding the day such investment is made; provided, that if, on the date of any investment, the Collateral Agent holds in the Debt Service Reserve Account Dollar Permitted Investments maturing not later than the next succeeding Payment Date ("Maturing Securities") and the aggregate principal and interest payable on such Maturing Securities would be sufficient to pay all amounts due on the Secured Obligations on such Payment Date, the Collateral Agent shall invest any remaining funds in the Debt Service Reserve Account in Dollar Permitted Investments which mature not later than the next succeeding Payment Date for which Maturing Securities are insufficient to pay all amounts then due on the Secured Obligations.

         (b) Prior to or contemporaneously with the making of any investment pursuant to Section 3.01(a), the Collateral Agent shall take such steps as may be necessary to comply with the applicable provisions of Section 2.05.

         SECTION 3.05.  General Provisions Regarding the Collateral Accounts.

         (a) Promptly upon the establishment (initially or upon any relocation) of the Debt Service Reserve Account and the Special Proceeds Account, the Collateral Agent shall advise the Company and the Trustee in writing of the name of the officer of such depository institution who is responsible for overseeing such Collateral Account, the Collateral Account number and the individuals whose names appear on the signature cards for such Collateral Account, if applicable.

         (b) Prior to the deposit of any funds therein pursuant hereto, the Company shall cause each depository institution with which a Collateral Account is established (including the Collateral Agent) to execute and deliver to the Trustee an irrevocable written agreement, in form and substance satisfactory to the Trustee, waiving, to the extent permitted under applicable law, (i) any banker's or other statutory or similar Lien and (ii) any right of set-off or other similar right under applicable law with respect to the Collateral Account held by it and agreeing to notify the Company, the Collateral Agent and the Trustee of any charge or claim against or with respect to the Collateral Account held by it. The Collateral Agent shall give the Company and the Trustee prior written notice of any change in the depositary institution in which any Collateral Account is established or in any related Collateral Account information. Anything herein to the contrary notwithstanding, unless consented to by the Trustee in advance and in writing, the Collateral Agent shall not have any right to change the depositary institution in which any Collateral Account is established.

         (c) On or before each Payment Date, the Collateral Agent shall prepare a collateral report containing a description of the Collateral and setting forth in reasonable detail the principal balance, as of the last day of the immediately preceding month, of the Dollar Permitted Investments and shall furnish copies of such report to the Trustee and the Company.

         (d) If at any time either Collateral Account ceases to be an Eligible Account, the Collateral Agent shall establish, in accordance with the requirements of Section 3.01(a), a successor Collateral Account thereto which shall be an Eligible Account at a depository institution acceptable to the Trustee.

         (e) Any investment of funds in the Collateral Accounts shall be made in accordance with Section 3.04 in the name of the Collateral Agent or in the name of any nominee of the Collateral Agent. Subject to the other provisions hereof, the Collateral Agent shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Collateral Agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner which complies with Section 2.05 and this section 3.05

         (f) All moneys on deposit in the Collateral Accounts, together with any Dollar Permitted Investments in which such moneys may be invested or reinvested, and any gains from such investments, shall constitute Collateral hereunder subject to the Security Interest of the Collateral Agent for the benefit of the Secured Party.

         (g) Subject to Section 7.03, the Collateral Agent shall not be liable for any loss on any Dollar Permitted Investment, except for losses attributable to the failure of the Collateral Agent to comply with its obligations hereunder or to make payments on Dollar Permitted Investments as to which the Collateral Agent, in its commercial capacity, is obligated.

         SECTION 3.06. Distributions from the Debt Service Reserve Account. Unless an Indenture Default shall have occurred and be continuing, on each Payment Date, the Collateral Agent shall withdraw and distribute funds from the Debt Service Reserve Account in the following priorities:

         FIRST, the Collateral Agent shall transfer to the Trustee in accordance with Section 8.05 an amount equal to the amount of interest due and payable on the Notes on such Payment Date; provided that on each Payment Date on and after July __, 1998, the Collateral Agent shall only transfer such amount if and to the extent it has received notice from the Trustee that the Trustee has not received an amount from the Company that is sufficient to pay the full amount of interest payable on such Payment Date.

         SECOND, the Collateral Agent shall transfer to the Trustee in accordance with Section 8.05 for release to the Company any amounts held by the Collateral Agent in excess of the amounts required to be held by the Collateral Agent pursuant to Section 3.03.

         SECTION 3.07. Distribution from the Special Proceeds Account. In the event of a Special Proceeds Offer, the Collateral Agent shall transfer to the Trustee in accordance with Section 8.05 all funds in the Special Proceeds Account for application by the Trustee in accordance with and subject to the provisions of Section 3.12 and Article 10 of the Indenture.

                                   ARTICLE 4
                            COVENANTS OF THE COMPANY

         SECTION 4.01. Preservation of Collateral. Subject to the rights, powers and authorities granted to the Collateral Agent and the Secured Party in this Agreement, the Company shall take such action as is necessary with respect to the Collateral in order to preserve, maintain and service such Collateral and to permit (subject to the rights of the Secured Party) the Collateral Agent to perform its obligations with respect to such Collateral as provided herein. The Company will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such instruments of transfer or take such other steps or actions as may be necessary, or reasonably required by the Trustee, to perfect the Security Interest granted hereunder in the Collateral, to ensure that such Security Interest rank prior to all other Liens and to preserve the priority of such Security Interest and the validity and enforceability thereof. Upon a delivery or substitution of Collateral, the Company shall, to the fullest extent possible, take such actions as are necessary and appropriate and that may be taken by the Company to create for the benefit of the Collateral Agent a valid first priority security interest in the Collateral so delivered and to deliver such Collateral to the Collateral Agent, free and clear of any other Lien, together with satisfactory assurances thereof, and to pay any reasonable costs incurred by the Secured Party, the Collateral Agent, the Company (including its agents) or otherwise in connection with such delivery.

         SECTION 4.02. Opinions as to Collateral. Not more than 90 days nor less than 30 days prior to each date on which the Company proposes to take any action contemplated by Section 4.06, the Company shall, at its own cost and expense, furnish to the Trustee and the Collateral Agent an Opinion of Counsel either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording, amendment and refiling of this Agreement, any supplements and any other requisite documents and with respect to the execution, filing, refiling or amendment of any financing statements and continuation statements as are necessary to perfect, maintain and protect the Security Interest of the Collateral Agent, on behalf of the Secured Party, in the Collateral against all creditors of and purchasers from the Company, and that such security Interest shall remain valid, effective and of a first priority, and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such perfected Security Interest. Such Opinion of Counsel shall describe each recording, filing, rerecording, amendment and refiling of this Agreement, any supplements and any other requisite documents and the execution and filing or refiling as amended of any financing statements and continuation statements that will, in the opinion of such counsel, be required to perfect, maintain and protect the Security Interest of the Collateral Agent, on behalf of the Secured Party for a period, if applicable, specified in the Opinion, continuing until a date not earlier than 18 months from the date of such Opinion.

         SECTION 4.03. Notices. In the event the Company acquires knowledge of the occurrence and continuance of any Indenture Default or any event which, with the giving of notice or lapse of time, or both, would become an Indenture Default, the Company shall immediately give written notice thereof to the Collateral Agent and the Trustee, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto.

         SECTION 4.04. Waiver of Stay or Extension Laws; Marshaling of Assets. The Company covenants, to the fullest extent permitted by applicable law, that it will not at any time insist on, plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, now or at anytime hereafter in force, in order to prevent or hinder the enforcement of this Agreement or any sale of the Collateral or any part thereof, or the possession thereof by any purchaser at any sale under Article 7; and the Company, to the fullest extent permitted by applicable law, for itself and all who may claim under it, hereby waives the benefit of all such laws, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Secured Party or the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted. The Company, for itself and all who may claim under it, waives, to the fullest extent permitted by applicable law, all right to have the Collateral marshaled upon any foreclosure or other disposition thereof.

         SECTION 4.05. Noninterference, Etc. The Company shall not (i) waive or alter any of its rights under the Collateral (or any agreement or instrument relating thereto) without the prior written consent of the Trustee; or (ii) fail to pay any tax, assessment, charge or fee levied or assessed against the Collateral, or fail to defend any action, if such failure to pay or defend may be reasonably likely to adversely affect the priority or enforceability of the Company's right, title or interest in and to the Collateral or the Collateral Agent's Security Interest in the Collateral.

         SECTION 4.06.  Company Changes.

         (a) Change in Name, Structure, Etc. The Company shall not change its name, identity, or corporate or legal structure in any manner unless, prior to such change, such party shall have effected any necessary or appropriate recordations of assignments or amendments thereto and filings of financing statements or amendments thereto and shall have delivered to the Collateral Agent and the Trustee an Opinion of Counsel of the type described in Section 4.02.

         (b) Relocation of Company. The Company shall give the Trustee and the Collateral Agent at least 15 Business Days prior written notice of any relocation of its principal executive office. If the Company relocates (i) its principal executive office or principal place of business from Beijing, PRC, or
(ii) the locations where it keeps or holds any Collateral from New York, New York or any records relating to any Collateral from Beijing, PRC, it shall give prior notice thereof to the Trustee and the Collateral Agent in accordance with
Section 8.05 and shall effect whatever appropriate recordations and filings are necessary and shall provide an Opinion of Counsel to the Trustee and the Collateral Agent, to the effect described in Section 4.06.

                                   ARTICLE 5
                 REMEDIES ON OCCURRENCE OF AN INDENTURE DEFAULT

         SECTION 5.01. Liquidation and Sale of Collateral. If an Indenture Default has occurred and is continuing:

         (a) The Trustee may exercise any and all Collateral Management Rights and, in connection therewith, in its sole discretion, may elect to preserve all or part of the Collateral and direct the Collateral Agent to collect and convert into cash all or any part of the Collateral. If the Trustee directs the Collateral Agent to collect and convert into cash all or any part of the Collateral, the Collateral Agent shall sell, assign and deliver for cash the whole or any part of the Collateral for cash, at public or private sale, in such manner and upon such terms and conditions as the Trustee shall have directed in writing; provided that, prior to any such sale, the Collateral Agent, on behalf of the Secured Party, shall have given notice to the Company that it has been directed by the Trustee to liquidate all or any part of the Collateral and shall have given such other notices and taken such other steps as the Trustee has advised the Collateral Agent in writing or as are required by law or regulation to be given or taken prior to the sale of such property. Any sale shall be conducted in a commercially reasonable manner. To the extent permitted by applicable law, the Collateral Agent shall be authorized at any sale made under this Section 5.01 (if the Trustee deems it advisable and directs the Collateral Agent to do so) to restrict the prospective bidders or purchasers to Persons to whom such sale may be made without registration under any applicable securities laws. The Trustee and the Collateral Agent shall be entitled to obtain from the Company all records and documentation in the possession of the Company pertaining to any Collateral. Upon consummation of any such sale, the Trustee, or the Collateral Agent acting on behalf of and at the direction of the Trustee, shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof, free and clear of any Lien, the Collateral, or any portion thereof or any interest therein, so sold. To facilitate the foregoing, the Company hereby irrevocably appoints and empowers the Trustee and the Collateral

Agent, or either one acting alone, as its agents and attorneys-in-fact, with full power of substitution, for the purpose of executing, assigning and delivering and doing all things necessary to transfer title to the Collateral, or any part thereof, in connection with a sale thereof pursuant hereto. Each purchaser at any such sale shall hold the property purchased by it absolutely free from any claim or right on the part of the Company and the Secured Party; and the Company hereby irrevocably waives, to the fullest extent permitted by applicable law, all rights of redemption, stay, marshaling of assets or appraisal that the Company now has or may at any time in the future have under applicable law or statute now existing or hereafter enacted.

         (b) In the event of any sale, collection, conversion or other disposition into cash of the Collateral, or any part thereof, after deducting any actual costs and expenses incurred in connection with any such disposition, the Collateral Agent shall distribute the proceeds thereof to the Trustee for distribution in accordance with the priorities set forth in the Indenture.

         (c) The Collateral Agent and the Trustee, as the case may be, may exercise the powers and rights granted by this Section 5.01, without notice or demand to the Company, except as provided in Section 5.01(a).

         SECTION 5.02. Waiver of an Indenture Default. The Trustee, as Secured Party, shall have the sole right to give effect hereunder to any waiver of an Indenture Default pursuant to Section 5.04 of the Indenture by means of a writing setting forth the terms, conditions and extent of such waiver, signed by such Secured Party and delivered to the Collateral Agent and the Company.
Any such writing shall be binding on the Collateral Agent. Unless such writing expressly provides to the contrary, the effect of any such writing shall extend only to the specified event or occurrence which gave rise to the Indenture Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

         SECTION 5.03. Restoration of Rights and Remedies. If the Collateral Agent or the Secured Party has instituted a proceeding to enforce any right or remedy under this Agreement, and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Collateral Agent or the Secured Party, then and in every such case the Company, the Collateral Agent and the Secured Party shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Collateral Agent and the Secured Party hereunder shall, subject to any determination in such proceeding, continue as though no such proceeding had been instituted.

         SECTION 5.04. No Remedy Exclusive. No right or remedy herein conferred on or reserved to the Collateral Agent or the Secured Party hereunder is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise; and each and every right, power and remedy, whether specifically herein given or otherwise existing, may be exercised from time to time and as often and in such order as may be deemed expedient by the Collateral Agent or the Secured Party, and the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.

                                   ARTICLE 6
                               THE SECURED PARTY

         SECTION 6.01. Appointment. From and after the Closing Date until the Termination Date, the Trustee shall be the Secured Party hereunder. No party dealing with the Secured Party in connection with the exercise of its rights or duties hereunder shall have any obligation to determine the right, power and authority of the Secured Party to exercise such rights or the compliance of such exercise with the provisions hereof, and each and every party may conclusively rely on the existence of such right, power, authority and compliance.

         SECTION 6.02. Secured Party's Authority. The Company hereby irrevocably appoints the Secured Party its true and lawful attorney, with full power of substitution, in the name of the Company, the Secured Party or otherwise, but at the expense of the Company, to the extent permitted by law to exercise, at any time and from time to time while any Indenture Default has occurred and is continuing, any and all of the following powers with respect to all or any of the Collateral: (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof, (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto, (iii) to sell, transfer, assign or otherwise deal with the same or the proceeds thereof, and (iv) to extend the time of payment of any or all thereof and to make any allowance or other adjustments with respect thereto; provided that the foregoing powers and rights shall be exercised in accordance with the provisions of Article 5 and Article 7.

         SECTION 6.03. Degree of Care. Notwithstanding any term or provision of this Agreement, the Secured Party shall incur no liability to the Company for any action taken or omitted by the Secured Party in connection with the Collateral, except for any gross negligence or wilfull misconduct on the part of the Secured Party. The Secured Party shall be protected and shall incur no liability to any such party in relying on the accuracy, acting in reliance on the contents, and assuming the genuineness, of any notice, demand, certificate, signature, instrument or other document believed by the Secured Party to be genuine and to have been duly executed by the appropriate signatory, and (absent manifest error or actual knowledge to the contrary) the Secured Party shall not be required to make any independent investigation with respect thereto. The Secured Party shall, at all times, be free independently to establish to its reasonable satisfaction the existence or nonexistence, as the case may be, of any fact the existence or nonexistence of which shall be a condition to the exercise or enforcement of any right or remedy under this Agreement.

                                   ARTICLE 7
                              THE COLLATERAL AGENT

         SECTION 7.01. Appointment and Powers. Subject to the terms and conditions hereof, the Secured Party hereby appoints Bankers Trust Company as the Collateral Agent, and Bankers Trust Company hereby accepts such appointment and agrees to act as Collateral Agent for the Secured Party, to maintain custody and possession of the Collateral and to perform the other duties of the Collateral Agent in accordance with the provisions of this Agreement. The Secured Party hereby authorizes the Collateral Agent to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Secured Party may direct and as are specifically authorized to be exercised by the Collateral Agent by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto. The Collateral Agent shall act on and in compliance with the instructions of the Secured Party given in accordance with Section 8.05 promptly following receipt of such instructions. Receipt of such instructions shall not be a condition to the exercise by the Collateral Agent of its express duties hereunder, except where this Agreement provides that the Collateral Agent is permitted to act only following and in accordance with such instructions.

         SECTION 7.02. Performance of Duties. Subject to the requirements of this Agreement, the Collateral Agent may perform any of its duties hereunder by or through agents, shall be entitled to consult with counsel and financial advisors concerning matters pertaining to the agencies hereby created or its duties hereunder and shall not be liable for actions taken, or omitted to be taken, in good faith and in accordance with the advice of such counsel or financial advisors. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or as directed by the Secured Party in accordance with Section 8.05. The Collateral Agent shall not be required to take any discretionary actions hereunder, except
(i) at the direction and expense of the Secured Party given pursuant to Section
8.05 or (ii) as provided in Article 4 and Sections 3.05 and 3.06. The relationship between the Collateral Agent and the Secured Party is that of agent and principal only, and nothing herein shall be deemed to constitute the Collateral Agent a trustee for the Secured Party or impose on the Collateral Agent any obligations other than those for which express provision is made herein.

         SECTION 7.03. Limitation on Liability. Neither the Collateral Agent nor the Secured Party, nor any of their respective directors, officers or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that each of the Collateral Agent and the Secured Party shall be liable for its own gross negligence or wilfull misconduct; nor shall the Collateral Agent or the Secured Party be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Company of this Agreement or the Collateral (or any part thereof). Notwithstanding any term or provision of this Agreement, the Collateral Agent shall incur no liability to the Company for any action taken or omitted by the Collateral Agent in connection with the Collateral, except for the negligence or wilfull misconduct on the part of the Collateral Agent, and, further, shall incur no liability to the Secured Party except for a breach of the terms of this Agreement or for gross negligence or wilfull misconduct in carrying out its duties to the Secured Party. The Collateral Agent shall be protected and shall incur no liability to any such party in relying upon the written instructions of the Secured Party and in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document reasonably believed by the Collateral Agent to be genuine and to have been duly executed by the appropriate signatory, and (absent actual knowledge to the contrary) the Collateral Agent shall not be required to make any independent investigation with respect thereto. The Collateral Agent may consult with qualified counsel, financial advisors or accountants and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the advice of such counsel, financial advisors or accountants. The Collateral Agent shall not be under any obligation to exercise any of the remedial rights or powers vested in it by this Agreement unless it shall have received reasonable security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities which might be incurred by it.

         None of the provisions contained in this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

         SECTION 7.04. Reliance upon Documents. In the absence of bad faith or gross negligence on its part, the Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

         SECTION 7.05.  Successor Collateral Agent.

         (a) Merger. Any Person into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Collateral Agent is a party, shall (provided it is otherwise qualified to serve as the Collateral Agent hereunder) be and become a successor Collateral Agent hereunder and be vested with all of the title to and interest in the Collateral and all of the trusts, powers, discretions, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         (b) Resignation. The Collateral Agent and any successor Collateral Agent may resign only with the prior written consent of the Trustee and shall give not less than 60 days' prior written notice of any such permitted resignation by registered or certified mail to the Trustee and the Company; provided, that such resignation shall take effect only upon the date which is the latest of (i) the effective date of the appointment of a successor Collateral Agent and the acceptance in writing by such successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, (ii) delivery of the Collateral in the possession of the Collateral Agent (or its New York agent) to such successor to be held in accordance with the procedures specified in Article 2 and (iii) receipt by the Trustee and the Company of an Opinion of Counsel to the effect described in Section 4.02. Notwithstanding the preceding sentence, if by the contemplated date of resignation specified in the written notice of resignation delivered as described above no successor Collateral Agent or temporary successor Collateral Agent has been appointed Collateral Agent or becomes the Collateral Agent pursuant to Section 7.05(d) below, the resigning Collateral Agent may petition a court of competent jurisdiction in Borough of Manhattan, The City of New York, for the appointment of a successor.

         (c) Removal. The Collateral Agent may be removed by the Trustee at any time upon 60 days' notice, with or without cause, by an instrument or concurrent instruments in writing delivered to the Collateral Agent and the Company. A temporary successor may be removed at any time to allow a successor Collateral Agent to be appointed pursuant to Section 7.05(d). Any removal pursuant to this subsection 7.05(c) shall take effect only upon the date which is the latest of
(i) the effective date of the appointment of a successor Collateral Agent and the acceptance in writing by such successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, (ii) delivery of the Collateral in the possession of the Collateral Agent to such successor to be held in accordance with the procedures specified in Article 2 and (iii) receipt by the Trustee and the Company of an Opinion of Counsel to the effect described in Section 4.02.

         (d) Acceptance by Successor. Any successor Collateral Agent shall be a bank or trust company (i) having its principal office in the Borough of Manhattan, The City of New York, or in such other jurisdiction as the Secured Party may approve and (ii) having a combined capital and surplus of at least US$500,000,000. If such bank or trust company publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this subsection 7.05(d) the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Secured Party shall have the sole right to appoint a successor Collateral Agent, subject only to the requirements set forth in the preceding sentence and to the approval of the Company, which approval shall not be unreasonably withheld. If the Company and the Secured Party shall not have agreed within ten days on the selection of a successor Collateral Agent, the Secured Party shall have the right to appoint a temporary successor to act as the Collateral Agent. If by the 90th day after appointment of such temporary successor Collateral Agent, the Secured Party and the Company shall have remained unable to agree on the selection of a successor Collateral Agent, such temporary successor shall automatically become the successor Collateral Agent hereunder. Every temporary or permanent successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Trustee and the Company an instrument in writing accepting such appointment hereunder; and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate the delivery of all Collateral in the possession of the Collateral Agent to the successor Collateral Agent to be held in accordance with the procedures specified in Articles 2 and 3, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessor. Such predecessor shall, nevertheless, on the written request of the Trustee or the Company, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. Every predecessor Collateral Agent shall assign, transfer and deliver all Collateral held by it as Collateral Agent hereunder to its successor as Collateral Agent. Should any instrument in writing from the Company be reasonably required by a successor

Collateral Agent for more fully and certainly vesting in such successor the estates properties, rights, powers, duties and obligations vested or intended to be vested hereunder in the Collateral Agent, any and all such written instruments shall, at the request of the temporary or permanent successor Collateral Agent, be forthwith executed, acknowledged and delivered by the Company. The designation of any successor Collateral Agent and the instrument or instruments removing any Collateral Agent and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the Collateral and, to the extent required by applicable law, filed or recorded by the successor Collateral Agent in each place where such filing or recording is necessary to effect the transfer of the Collateral to the successor Collateral Agent or to protect the Security Interest granted hereunder.

         SECTION 7.06. Indemnification. The Company shall indemnify the Collateral Agent, its officers, directors, employees and agents for, and hold the Collateral Agent, its officers, directors, employees and agents harmless against, any claim, loss, liability or reasonable expense (including all reasonable costs, expenses, attorneys' fees and disbursements) arising out of or in connection with the Collateral Agent's acting as Collateral Agent hereunder, except such loss, liability or expense as shall result from the [gross] negligence or wilfull misconduct of the Collateral Agent or its officers, directors, employees or agents. The obligation of the Company under this Section 7.06 shall survive the termination of this Agreement and the resignation or removal of the Collateral Agent.

         SECTION 7.07. Compensation and Reimbursement. The Company agrees (i) to pay to the Collateral Agent, from time to time, such compensation as may be agreed in writing by the Company and the Collateral Agent for all services rendered by it hereunder and (ii) to reimburse the Collateral Agent on request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of, or carrying out its duties and obligations under, this Agreement (including the reasonable compensation and fees and the reasonable expenses and disbursements of its agents, any independent certified public accountants and counsel retained by
it), except any expense, disbursement or advance resulting from the [gross] negligence or wilfull misconduct of the Collateral Agent.

         SECTION 7.08. Representations and Warranties of the Collateral Agent. The Collateral Agent represents and warrants to the Company and to the Secured Party as follows:

         (a) Due Organization. The Collateral Agent is a New York banking corporation, duly organized, validly existing and in good standing under the laws of the United States, is duly authorized and licensed under applicable law to conduct its business as presently conducted and meets the eligibility requirements set forth in the first sentence of Section 7.05(d).

         (b) Corporate Power. The Collateral Agent has all requisite right, power and authority to execute and deliver this Agreement and to perform all of its duties hereunder and thereunder.

         (c) Due Authorization. The execution and delivery by the Collateral Agent of this Agreement, and the performance by the Collateral Agent of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings; and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Collateral Agent, or the performance by the Collateral Agent, of this Agreement.

         (d) Valid and Binding Agreement. The Collateral Agent has duly executed and delivered this Agreement and this Agreement constitutes a valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         SECTION 7.09. Waiver of Set-offs. The Collateral Agent hereby expressly waives any and all rights of set-off that the Collateral Agent may otherwise at any time have under applicable law with respect to any Collateral Account and agrees that amounts in the Collateral Accounts shall at all times be held and applied solely in accordance with the provisions of Article 3 and the other provisions of this Agreement.

                                   ARTICLE 8
                                 MISCELLANEOUS

         SECTION 8.01. Further Assurances. Each party hereto shall take such action and deliver such instruments to any other party hereto, in addition to the actions and instruments specifically provided for herein, as may be reasonably requested or required to effectuate the purpose or provisions of this Agreement or to confirm or perfect any transaction described or contemplated herein. Within 20 days after the date hereof, the Company shall
(i) take such actions and deliver, file and record such instruments as may be necessary to amend any financing statements relating to the Collateral which do not identify the Secured Party, so that such financing statements identify the Secured Party as such and so that the benefits thereof inure to the Secured

Party and (ii) furnish to the Secured Party copies of such instruments and evidence of the filing and recording thereof.

         SECTION 8.02. Waiver. Any waiver by any party of any provision of this Agreement or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, on the strict performance of any of the terms or provisions of this Agreement by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect.

         SECTION 8.03. Amendments. No amendment of this Agreement shall be effective unless the same shall have been made or consented to in writing by each of the parties hereto.

         SECTION 8.04. Severability. In the event that any provision of this Agreement or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable; and the remainder of this Agreement, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby, nor shall the same affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Collateral Agent or the Secured Party hereunder is unavailable or unenforceable shall not affect in any way the ability of the Collateral Agent or the Secured Party to pursue any other remedy available to it.

         SECTION 8.05. Notices; Payments and Transfers of Funds. (i) All notices, demands, certificates, requests, instructions and communications hereunder ("notices") shall be in writing and shall be effective (a) five Business Days after delivery to an air courier, or (b) on the date personally delivered to an Authorized Officer of the party to which sent, or (c) on the date transmitted by legible facsimile transmission upon written confirmation of receipt and (ii) all payments and transfers of funds made by or on behalf of any party hereto to any other party hereto pursuant to the terms hereof shall be made by delivery of an official bank check in, or wire transfer of, immediately available funds, in all cases addressed and sent to the recipient as follows:

         If to the Company:

                 AES China Generating Co. Ltd.
                 9/F Allied Capital Resources Building
                 32-38 Ice House Street
                 Hong Kong

                 Attention: Chief Financial Officer
                 Telephone: (852) 2842-5111
                 Facsimile: (852) 2842-1673
                 Wire transfer instructions: [to come]

         If to the Trustee:

                 Bankers Trust Company
                 Four Albany Street
                 New York, New York 10006

                 Attention: Corporate Trust and Agency Group/Debt Adminstration
                 Telephone: (212) 250-6573
                 Facsimile: (212) 250-0933
                 Wire transfer instructions: [to come]

         If to the Collateral Agent:

                 Bankers Trust Company
                 Four Albany Street
                 New York, New York 10006

                 Attention: Corporate Trust and Agency Group/Debt Adminstration
                 Telephone: (212) 250-6573
                 Facsimile: (212) 250-0933
                 Wire transfer instructions: [to come]

Any notices or documents sent by facsimile to the Collateral Agent shall be promptly followed by an original copy thereof sent by mail. A copy of each notice given hereunder to any party hereto shall also be given to each of the other parties hereto. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

         SECTION 8.06. Terms of this Agreement. This Agreement shall take effect on the Closing Date and shall continue in effect until the Termination Date. On the Termination Date, this Agreement shall terminate, all obligations of the parties hereunder shall cease and terminate and, subject to Section 2.07, the Collateral, if any, held hereunder and not to be used or applied in discharge of any obligations of the Company in respect of the Secured Obligations or otherwise under this Agreement, shall be released to and in favor of the Company, provided that the provisions of Sections 7.06 and 7.07 shall survive any termination of this Agreement and the release or transfer of any Collateral upon such termination.

         SECTION 8.07. Assignment; Third-Party Rights. This Agreement shall be a continuing obligation of the Company and shall (i) be binding upon the Company and its respective successors and assigns and (ii) be binding upon and inure to the benefit of and be enforceable by the Secured Party and the Collateral Agent, and by their respective successors, transferees and assigns. The Company may not assign this Agreement, or delegate any of its duties hereunder, without the prior written consent of the Trustee and the Collateral Agent, provided that no such consent shall be required in the case of a merger, consolidation, amalgamation or other transaction effected in accordance with
Article 4 of the Indenture.

         SECTION 8.08. Consent of Secured Party. In the event that the Secured Party's consent is required under the terms hereof, it is understood and agreed that, except as otherwise provided expressly herein, the determination whether to grant or withhold such consent shall be made solely by the Secured Party in its sole discretion.

         SECTION 8.09. Trial by Jury Waived. Each of the parties hereto waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with this Agreement, the Notes or the Indenture or any of the transactions contemplated hereunder or thereunder. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement, the Notes and the Indenture to which it is a party by, among other things, this waiver.

         SECTION 8.10. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

         SECTION 8.11. Consent to Jurisdiction. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, any court in the State of New York located in the city and county of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and related to or in connection with this Agreement, the Notes or the Indenture or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit or action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, each of the parties hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be litigated in or by such courts. The Company hereby irrevocably appoints and designates The Prentice-Hall Corporation System, Inc. having an address at the date hereof at 375 Hudson Street, New York, New York 10014-3660 as its true and lawful attorney and duly authorized agent for acceptance of service of legal process. The Company agrees that service of such process on The Prentice-Hall Corporation System, Inc., shall constitute personal service of such process upon the Company. Nothing contained in this Agreement shall limit or affect the rights of any party hereto to serve process in any other manner permitted by law or (other than the Company) to commence legal proceedings relating to this Agreement against the Company or its property in the courts of any jurisdiction.

         SECTION 8.12. Counterparts. This Agreement may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

         SECTION 8.13. Headings. The headings of sections and paragraphs and the Table of Contents contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth on the first page hereof.

AES CHINA GENERATING CO. LTD.



By:
   ------------------------------
    Name:
    Title:



BANKERS TRUST COMPANY,
as Trustee under the Indenture



By:
   ------------------------------
    Name:
    Title:



BANKERS TRUST COMPANY,
as Collateral Agent


By:
   ------------------------------
    Name:
    Title: